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                                                                    Exhibit 7(D)
                                   APPENDIX B

                                CUSTODY AGREEMENT

The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated DECEMBER 23, 1994 with UMB Bank, n.a. ("Custodian") and THE CHAPMAN FUNDS, INC. and agree to be bound by all the terms and conditions contained in said Agreement.


                                 LIST THE FUNDS

                      The Chapman U.S. Treasury Money Fund
                                 DEM Equity Fund
                                 DEM Index Fund
                              DEM Fixed Income Fund
                          DEM Multi-Manager Equity Fund
                           DEM Multi-Manager Bond Fund




ATTEST:                                         THE CHAPMAN FUNDS, INC.
                                                 -----------------------

/S/ M. LYNN BALLARD                    By: /S/ NATHAN A. CHAPMAN, JR.
-------------------                             Name: Nathan A. Chapman, Jr.
                                                ----------------------------
                                                Title:  President
                                                -----------------
                                                Date: 2/1/99
                                                ------------


ATTEST:                                UMB BANK, N.A.
/S/ R. WILLIAM BLOEMKER                By: /S/ RALPH R. SANTORO
                                                Name: Ralph R. Santoro
                                                ----------------------
                                                Title:  Senior Vice President
                                                -----------------------------
                                                Date:  01/11/99
                                                ---------------